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                                                                EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of AmeriPath, Inc. on Form S-1 of our reports appearing in the Prospectus, which is part of this Registration Statement as follows: dated October 1, 1996 on the financial statements of Derrick and Associates Pathology, Inc.; and dated
November 1, 1996 on the financial statements of Volusia Pathology Group, M.D., P.A. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Orlando, Florida

November 25, 1996